                                                                    EXHIBIT 23.3


                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and the use of our report dated October 4, 1999, except paragraph 1 of Note 5 as to which the date is October 19, 1999, with respect to the combined financial statements of Golden Gate Fields consisting of Pacific Racing Association's operations subject to the licensing provisions of the California Horse Racing Board, Ladbroke Racing California, Inc. and Ladbroke Land Holdings, Inc. (wholly owned subsidiaries of Ladbroke Racing Corporation), included in the Registration Statement (Form S-3) and related prospectus of Magna Entertainment Corp. for the registration of Debt Securities, Warrants to purchase Debt Securities, Warrants to purchase Class A Subordinate Voting Stock and Class A Subordinate Voting Stock.

                                                         /s/ Ernst & Young LLP
                                                         ---------------------
                                                         Chartered Accountants


September 28, 2001
Toronto, Canada